                    Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS FIRST QUARTER 2021 RESULTS

•First Quarter Revenues Totaled $529 Million, An Increase Compared With Both the Sequential and Prior Year Quarters

•Q1 GAAP Operating Income Of $25 Million And GAAP Diluted Earnings Per Share Of $0.02

•Q1 Adjusted Earnings Per Share Of $0.15

•Adjusted Q1 EBITDA Totaled $66 Million; Exceeding Previous Guidance Range And Prior-Year Performance

•Completed Successful Debt Refinancing in Quarter; Transaction Provides Interest Savings, Extends Maturities And Strengthens Financial Position

•2021 Adjusted EBITDA Guidance Increased To Between $295 Million and $310 Million, Versus A Prior Range Of $275 Million To $295 Million; Change Reflects Improving Markets In Each Business Segment

CAMP HILL, PA (May 4, 2021) - Harsco Corporation (NYSE: HSC) today reported first quarter 2021 results. On a U.S. GAAP ("GAAP") basis, first quarter of 2021 diluted earnings per share from continuing operations were $0.02 including a loss on the debt refinancing. Adjusted diluted earnings per share from continuing operations in the first quarter of 2021 were $0.15. These figures compare with first quarter of 2020 GAAP diluted loss per share from continuing operations of $0.11 and adjusted diluted earnings per share from continuing operations of $0.16.

GAAP operating income from continuing operations for the first quarter of 2021 was $25 million. Adjusted EBITDA totaled $66 million in the quarter, compared to the Company's previously provided guidance range of $52 million to $58 million.

“Harsco delivered solid operational and financial performance in the first quarter, exceeding expectations in each of our businesses,” said Chairman and CEO Nick Grasberger. “Our results reflect strong execution by our team together with improving conditions across our end markets, including in Rail. Based on our first quarter performance and improving market visibility, we are raising our full-year 2021 guidance.”

“There is significant momentum currently within the Company and our near-term priorities, including acquisition integration and strengthening our financial position, remain unchanged. I am proud of our progress to advance our strategic goals, and believe that each of our business segments is well positioned to benefit as the economic recovery continues. We look forward to continuing our business transformation and positioning Harsco to pursue growth and to drive enhanced value for shareholders in the future.”

Harsco Corporation—Selected First Quarter Results

($ in millions, except per share amounts)	Q1 2021	Q1 2020	Q4 2020
Revenues	$529	$399	$508
Operating income from continuing operations - GAAP	$25	$3	$11
Diluted EPS from continuing operations - GAAP	$0.02	$(0.11)	$(0.07)
Adjusted EBITDA - excluding unusual items	$66	$57	$62
Adjusted EBITDA margin - excluding unusual items	12.4%	14.4%	12.3%
Adjusted diluted EPS from continuing operations - excluding unusual items	$0.15	$0.16	$0.12
Note: Adjusted earnings per share and adjusted EBITDA details presented throughout this release are adjusted for unusual items; in addition, adjusted earnings per share details are adjusted for acquisition-related amortization expense.

Consolidated First Quarter Operating Results

Consolidated total revenues from continuing operations were $529 million, an increase of 33 percent compared with the prior-year quarter due to the acquisition of ESOL in April 2020 as well as revenue growth in Environmental and Rail. Foreign currency translation positively impacted first quarter 2021 revenues by approximately $9 million compared with the prior-year period.

GAAP operating income from continuing operations was $25 million for the first quarter of 2021, compared with $3 million in the same quarter of last year. Meanwhile, adjusted EBITDA totaled $66 million in the first quarter of 2021 versus $57 million in the first quarter of 2020. This EBITDA increase is attributable to improved results in the Environmental segment as well as ESOL contributions to the Clean Earth segment following its acquisition in Q2 2020.

First Quarter Business Review

Environmental

($ in millions)	Q1 2021	Q1 2020	Q4 2020
Revenues	$258	$242	$246
Operating income - GAAP	$26	$11	$23
Adjusted EBITDA - excluding unusual items	$54	$43	$52
Adjusted EBITDA margin - excluding unusual items	20.8%	17.8%	21.2%

Environmental revenues totaled $258 million in the first quarter of 2021, an increase of 7 percent compared with the prior-year quarter. This increase is attributable to improved demand for environmental services and applied products as well as favorable foreign exchange movements. The segment's GAAP operating income and adjusted EBITDA totaled $26 million and $54 million, respectively, in the first quarter of 2021. These figures compare with GAAP operating income of $11 million and adjusted EBITDA of $43 million in the prior-year period. Higher demand, a more favorable mix of services and lower general and administrative spending contributed to the improvement in adjusted earnings. Results also benefited from the recovery of Brazil sales tax expenses, totaling approximately $2 million, which were not anticipated in the quarter. Lastly, Environmental's adjusted EBITDA margin increased to 20.8 percent in the first quarter of 2021 versus 17.8 percent in the comparable-quarter of 2020.

Clean Earth

($ in millions)	Q1 2021	Q1 2020	Q4 2020
Revenues	$189	$79	$185
Operating income - GAAP	$3	$4	$3
Adjusted EBITDA - excluding unusual items	$15	$11	$16
Adjusted EBITDA margin - excluding unusual items	7.7%	13.7%	8.6%
Note: The 2020 financial information provided above and discussed below for Clean Earth does not include a corporate cost allocation for ESOL.

Clean Earth revenues totaled $189 million in the first quarter of 2021, compared with $79 million in the prior-year quarter, with the increase attributable to the ESOL acquisition in Q2 2020. Segment operating income was $3 million and adjusted EBITDA totaled $15 million in the first quarter of 2021. These figures compare with $4 million and $11 million, respectively, in the prior-year period. The improvement in adjusted earnings relative to the prior-year quarter can be attributed to ESOL's contributions in the current year. This benefit was partially offset by personnel investments to support the full integration of the Clean Earth platform and other administrative expenses, some which will not occur beyond 2021, as well as lower services demand and a less favorable business mix principally within the contaminated materials business as a result of the pandemic.

Rail

($ in millions)	Q1 2021	Q1 2020	Q4 2020
Revenues	$82	$78	$77
Operating income (loss) - GAAP	$5	$6	$1
Adjusted EBITDA - excluding unusual items	$6	$8	$3
Adjusted EBITDA margin - excluding unusual items	7.3%	9.9%	3.3%

Rail revenues increased 4 percent compared with the prior-year quarter to $82 million. This change reflects higher equipment and contract services revenues, partially offset by lower aftermarket parts sales. The segment's operating income and adjusted EBITDA totaled $5 million and $6 million, respectively, in the first quarter of 2021. These figures compare with $6 million and $8 million, respectively, in the prior-year quarter. The EBITDA change year-on-year is attributable to lower aftermarket parts contribution as well as a less favorable sales mix.

Cash Flow

Net cash used by operating activities totaled $23 million in the first quarter of 2021, compared with net cash used by operating activities of $12 million in the prior-year period. Free cash flow was $(32) million in the first quarter of 2021, compared with $(26) million in the prior-year period.

The change in free cash flow compared with the prior-year quarter is attributable to changes in net cash from operating activities, including the impact of higher interest payments linked to the ESOL acquisition and the timing of working capital items, partially offset by lower net capital spending.

2021 Outlook

The Company's has increased its 2021 guidance to reflect business momentum and improved visibility in each of its businesses, relative to the outlook provided with the Company's fourth quarter 2020 results. Comments by business segments are as follows:

Environmental outlook is improved to reflect higher services and applied products demand, increased commodity prices and lower administrative spending. For the year, the primary drivers for an increase in adjusted EBITDA compared with 2020 are expected to be favorable demand for underlying services and products as well as higher commodity prices.

Clean Earth outlook is improved to reflect increasing demand for hazardous waste processing services and stronger margin performance. For the year, adjusted EBITDA is projected to increase due to the full-year impact of ESOL ownership, underlying organic growth for hazardous material services and integration benefits, partially offset by an additional allocation of Corporate costs and investments which include various one-time expenditures. Further, performance in the contaminated materials line of business is expected to strengthen in the coming quarters as a result of favorable trends within regional non-residential construction markets.

Rail outlook is improved principally as a result of strengthening demand for rail maintenance equipment as well as aftermarket parts, including in Asia. For the year, the primary drivers for an increase in adjusted EBITDA versus 2020 remain higher anticipated demand for equipment and technology products as well as higher contract services contributions.

Lastly, Corporate spending is expected to range from $36 million to $37 million for the year.

Summary Outlook highlights are as follows:

2021 Full Year Outlook
GAAP Operating Income	$120 - $135 million
Adjusted EBITDA	$295 - $310 million
GAAP Diluted Earnings Per Share	$0.45 - 0.59
Adjusted Diluted Earnings Per Share	$0.82 - 0.96
Free Cash Flow Before Growth Capital	$95 - $115 million
Free Cash Flow	$35 - $55 million
Net Interest Expense	$62 - $63 million
Net Capital Expenditures	$150 - $170 million
Effective Tax Rate, Excluding Any Unusual Items	34 - 36%

Q2 2021 Outlook
GAAP Operating Income	$29 - $35 million
Adjusted EBITDA	$73 - $79 million
GAAP Diluted Earnings Per Share	$0.13 - 0.19
Adjusted Diluted Earnings Per Share	$0.21 - 0.27

Conference Call

The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company’s website.

The call can also be accessed by telephone by dialing (877) 783-8494 or (614) 999-1829.
Enter Conference ID number 7159057.

Forward-Looking Statements

The nature of the Company's business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including changes in general economic conditions or changes due to COVID-19 and governmental and market reactions to COVID-19; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) potential severe volatility in the capital markets; (14) failure to retain key management and employees; (15) the outcome of any disputes with customers, contractors and subcontractors; (16) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged, have inadequate liquidity or whose business is significantly impacted by COVID-19) to maintain their credit availability; (17) implementation of environmental remediation matters; (18) risk and uncertainty associated with intangible assets and (19) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2020. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.
About Harsco

Harsco Corporation is a global market leader providing environmental solutions for industrial and specialty waste streams and innovative technologies for the rail sector. Based in Camp Hill, PA, the 13,000-employee company operates in more than 30 countries. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended
	March 31
(In thousands, except per share amounts)	2021	2020
Revenues from continuing operations:
Service revenues	$424,449	$291,589
Product revenues	104,406	107,252
Total revenues	528,855	398,841
Costs and expenses from continuing operations:
Cost of services sold	334,506	236,608
Cost of products sold	86,576	79,860
Selling, general and administrative expenses	83,043	72,499
Research and development expenses	818	1,260
Other (income) expenses, net	(912)	5,733
Total costs and expenses	504,031	395,960
Operating income from continuing operations	24,824	2,881
Interest income	585	193
Interest expense	(16,864)	(12,649)
Unused debt commitment fees, amendment fees and loss on extinguishment of debt	(5,258)	(488)
Defined benefit pension income	3,953	1,589
Income (loss) from continuing operations before income taxes and equity income	7,240	(8,474)
Income tax benefit (expense) from continuing operations	(4,229)	682
Equity income (loss) of unconsolidated entities, net	(119)	96
Income (loss) from continuing operations	2,892	(7,696)
Discontinued operations:
Gain on sale of discontinued business	—	18,462
Loss from discontinued businesses	(1,791)	(225)
Income tax benefit (expense) from discontinued businesses	464	(9,314)
Income (loss) from discontinued operations, net of tax	(1,327)	8,923
Net income	1,565	1,227
Less: Net income attributable to noncontrolling interests	(1,430)	(1,086)
Net income attributable to Harsco Corporation	$135	$141
Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$1,462	$(8,782)
Income (loss) from discontinued operations, net of tax	(1,327)	8,923
Net income attributable to Harsco Corporation common stockholders	$135	$141
Weighted-average shares of common stock outstanding	79,088	78,761
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.02	$(0.11)
Discontinued operations	(0.02)	0.11
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$—	$—
Diluted weighted-average shares of common stock outstanding	80,015	78,761
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.02	$(0.11)
Discontinued operations	(0.02)	0.11
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$—	$—

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	March 31 2021	December 31 2020
ASSETS
Current assets:
Cash and cash equivalents	$79,308	$76,454
Restricted cash	3,017	3,215
Trade accounts receivable, net	417,830	407,390
Other receivables	32,998	34,253
Inventories	171,587	173,013
Current portion of contract assets	72,133	54,754
Prepaid expenses	55,231	56,099
Other current assets	14,217	10,645
Total current assets	846,321	815,823
Property, plant and equipment, net	655,462	668,209
Right-of-use assets, net	89,772	96,849
Goodwill	900,314	902,074
Intangible assets, net	430,589	438,565
Deferred income tax assets	10,155	15,274
Other assets	57,731	56,493
Total assets	$2,990,344	$2,993,287
LIABILITIES
Current liabilities:
Short-term borrowings	$5,062	$7,450
Current maturities of long-term debt	6,720	13,576
Accounts payable	209,988	218,039
Accrued compensation	43,092	45,885
Income taxes payable	4,698	3,499
Current portion of advances on contracts	41,089	39,917
Current portion of operating lease liabilities	23,632	24,862
Other current liabilities	184,451	184,727
Total current liabilities	518,732	537,955
Long-term debt	1,334,325	1,271,189
Retirement plan liabilities	206,178	231,335
Advances on contracts	31,403	45,017
Operating lease liabilities	64,029	69,860
Environmental liabilities	29,044	29,424
Deferred tax liabilities	33,178	40,653
Other liabilities	56,872	54,455
Total liabilities	2,273,761	2,279,888
HARSCO CORPORATION STOCKHOLDERS’ EQUITY
Common stock	144,764	144,288
Additional paid-in capital	206,944	204,078
Accumulated other comprehensive loss	(643,446)	(645,741)
Retained earnings	1,797,894	1,797,759
Treasury stock	(846,182)	(843,230)
Total Harsco Corporation stockholders’ equity	659,974	657,154
Noncontrolling interests	56,609	56,245
Total equity	716,583	713,399
Total liabilities and equity	$2,990,344	$2,993,287

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended March 31
(In thousands)	2021	2020
Cash flows from operating activities:
Net income	$1,565	$1,227
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation	32,748	29,933
Amortization	8,967	6,557
Deferred income tax (benefit) expense	(3,421)	4,412
Equity in (income) loss of unconsolidated entities, net	119	(96)
Gain on sale from discontinued business	—	(18,462)
Loss on early extinguishment of debt	2,668	—
Other, net	1,128	(2,007)
Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable	(16,446)	(22,050)
Inventories	407	(16,412)
Contract assets	(19,070)	(20,311)
Right-of-use assets	6,768	3,429
Accounts payable	(8,592)	12,308
Accrued interest payable	(7,320)	(9,891)
Accrued compensation	(1,541)	(2,752)
Advances on contracts	(9,698)	40,464
Operating lease liabilities	(6,750)	(3,358)
Retirement plan liabilities, net	(19,267)	(15,534)
Income taxes payable - Gain on sale of discontinued businesses	—	3,843
Other assets and liabilities	14,562	(2,836)
Net cash used by operating activities	(23,173)	(11,536)
Cash flows from investing activities:
Purchases of property, plant and equipment	(27,382)	(27,894)
Purchase of businesses, net of cash acquired	—	(4,157)
Proceeds from sale of discontinued business, net	—	37,219
Proceeds from sales of assets	3,862	2,185
Expenditures for intangible assets	(68)	(58)
Net proceeds (payments) from settlement of foreign currency forward exchange contracts	(1,427)	11,327
Other investing activities, net	46	—
Net cash provided (used) by investing activities	(24,969)	18,622
Cash flows from financing activities:
Short-term borrowings, net	575	3,697
Current maturities and long-term debt:
Additions	434,873	52,875
Reductions	(374,530)	(38,709)
Stock-based compensation - Employee taxes paid	(2,485)	(3,437)
Deferred financing costs	(6,525)	(1,632)
Other financing activities, net	(400)	—
Net cash provided by financing activities	51,508	12,794
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(710)	(10,824)
Net increase in cash and cash equivalents, including restricted cash	2,656	9,056
Cash and cash equivalents, including restricted cash, at beginning of period	79,669	59,732
Cash and cash equivalents, including restricted cash, at end of period	$82,325	$68,788

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	March 31, 2021		March 31, 2020
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$257,986	$25,935	$241,559	$10,520
Harsco Clean Earth (a)	189,279	3,178	78,812	4,245
Harsco Rail	81,590	4,664	78,470	6,472
Corporate	—	(8,953)	—	(18,356)
Consolidated Totals	$528,855	$24,824	$398,841	$2,881

(a)     The Company's acquisition of ESOL closed on April 6, 2020.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended
	March 31
	2021		2020
Diluted earnings (loss) per share from continuing operations as reported	$0.02		$(0.11)
Corporate unused debt commitment fees, amendment fees and loss on extinguishment of debt (a)	0.07		0.01
Corporate acquisition and integration costs (b)	—		0.17
Harsco Environmental Segment severance costs (c)	—		0.07
Taxes on above unusual items (d)	(0.01)		(0.03)
Adjusted diluted earnings per share from continuing operations, including acquisition amortization expense	0.07	(f)	0.10	(f)
Acquisition amortization expense, net of tax (e)	0.08		0.06
Adjusted diluted earnings per share from continuing operations	$0.15		$0.16
(a)Costs at Corporate associated with amending the Company's existing Senior Secured Credit Facilities to establish a New Term Loan the proceeds of which were used to repay in full the outstanding Term Loan A and Term Loan B, to extend the maturity date of the Revolving Credit Facility and to increase certain levels set forth in the total net leverage ratio covenant (Q1 2021 $5.3 million pre-tax) and costs related to the new term loan under the Company's existing Senior Secured Credit Facilities (Q1 2020 $0.5 million pre-tax).
(b)Costs at Corporate associated with supporting and executing the Company's growth strategy (Q1 2020 $13.8 million pre-tax).
(c)Harsco Environmental Segment severance costs (Q1 2020 $5.2 million pre-tax).
(d)Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded, except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.
(e)Acquisition amortization expense was $8.2 million and $5.9 million pre-tax for Q1 2021 and Q1 2020, respectively.
(f)Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations, which is a non-GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended December 31
	2020
Diluted loss per share from continuing operations as reported	$(0.07)
Corporate acquisition and integration costs (a)	0.09
Harsco Environmental Segment severance costs (b)	0.03
Harsco Clean Earth Segment integration costs (c)	0.02
Taxes on above unusual items (d)	(0.04)
Adjusted diluted earnings per share from continuing operations, including acquisition amortization expense	0.04	(f)
Acquisition amortization expense, net of tax (e)	0.08
Adjusted diluted earnings per share from continuing operations	$0.12

(a)Costs at Corporate associated with supporting and executing the Company's growth strategy ($6.9 million pre-tax).
(b)Harsco Environmental Segment severance costs ($2.2 million pre-tax).
(c)Costs incurred in the Harsco Clean Earth Segment related to the integration of ESOL ($1.7 million pre-tax).
(d)Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded, except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.
(e)Acquisition amortization expense was $8.4 million pre-tax.
(f)Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations, which is a non-GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

HARSCO CORPORATION RECONCILIATION OF PROJECTED ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS (Unaudited)
	Projected Three Months Ending June 30		Projected Twelve Months Ending December 31
	2021		2021
	Low	High	Low		High
Diluted earnings per share from continuing operations	$0.13	$0.19	$0.45		$0.59
Corporate unused debt commitment fees, amendment fees and loss on extinguishment of debt	—	—	0.07		0.07
Taxes on above unusual items	—	—	(0.01)		(0.01)
Adjusted diluted earnings per share from continuing operations, including acquisition amortization expense	0.13	0.19	0.50	(a)	0.64	(a)
Estimated acquisition amortization expense, net of tax	0.08	0.08	0.32		0.32
Adjusted diluted earnings per share from continuing operations	$0.21	$0.27	$0.82		$0.96
(a) Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations, which is a non-GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth (a)	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended March 31, 2021:
Operating income (loss) as reported	$25,935	$3,178	$4,664	$(8,953)	$24,824
Depreciation	25,717	5,337	1,211	483	32,748
Amortization	2,048	6,083	85	—	8,216
Adjusted EBITDA	$53,700	$14,598	$5,960	$(8,470)	$65,788
Revenues as reported	$257,986	$189,279	$81,590		$528,855
Adjusted EBITDA margin (%)	20.8%	7.7%	7.3%		12.4%

Three Months Ended March 31, 2020:
Operating income (loss) as reported	$10,520	$4,245	$6,472	$(18,356)	$2,881
Corporate acquisition and integration costs	—	—	—	13,763	13,763
Harsco Environmental Segment severance costs	5,160	—	—	—	5,160
Operating income (loss) excluding unusual items	15,680	4,245	6,472	(4,593)	21,804
Depreciation	25,375	2,621	1,215	513	29,724
Amortization	1,936	3,898	84	—	5,918
Adjusted EBITDA	$42,991	$10,764	$7,771	$(4,080)	$57,446
Revenues as reported	$241,559	$78,812	$78,470		$398,841
Adjusted EBITDA margin (%)	17.8%	13.7%	9.9%		14.4%

(a) The Company's acquisition of ESOL closed on April 6, 2020.

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); unused debt commitment fees, amendment fees and loss on extinguishment of debt; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA equals Consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for, net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended December 31, 2020:
Operating income (loss) as reported	$22,606	$3,151	$1,057	$(15,546)	$11,268
Corporate acquisition and integration costs	—	—	—	6,909	6,909
Harsco Environmental Segment severance costs	2,239	—	—	—	2,239
Harsco Clean Earth Segment integration costs	—	1,745	—	—	1,745
Corporate contingent consideration adjustments	—	—	—	(136)	(136)
Operating income (loss) excluding unusual items	24,845	4,896	1,057	(8,773)	22,025
Depreciation	25,345	4,681	1,383	491	31,900
Amortization	1,998	6,351	85	—	8,434
Adjusted EBITDA	$52,188	$15,928	$2,525	$(8,282)	$62,359
Revenues as reported	$246,388	$185,099	$76,857		$508,344
Adjusted EBITDA margin (%)	21.2%	8.6%	3.3%		12.3%

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); unused debt commitment and amendment fees; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA equals Consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for, net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended March 31
(In thousands)	2021	2020
Consolidated income (loss) from continuing operations	$2,892	$(7,696)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	119	(96)
Income tax (benefit) expense	4,229	(682)
Defined benefit pension income	(3,953)	(1,589)
Unused debt commitment fees, amendment fees and loss on extinguishment of debt	5,258	488
Interest expense	16,864	12,649
Interest income	(585)	(193)
Depreciation	32,748	29,724
Amortization	8,216	5,918

Unusual items:
Corporate acquisition and integration costs	—	13,763
Harsco Environmental Segment severance costs	—	5,160
Consolidated Adjusted EBITDA	$65,788	$57,446

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); unused debt commitment fees, amendment fees and loss on extinguishment of debt; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA equals Consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for, net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED LOSS FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
Three Months Ended December 31
(In thousands)	2020
Consolidated loss from continuing operations	$(4,257)

Add back (deduct):
Equity in income of unconsolidated entities, net	(10)
Income tax expense	1,861
Defined benefit pension income	(2,058)
Interest expense	16,293
Interest income	(561)
Depreciation	31,900
Amortization	8,434

Unusual items:
Corporate acquisition and integration costs	6,909
Harsco Environmental Segment severance costs	2,239
Harsco Clean Earth Segment integration costs	1,745
Corporate contingent consideration adjustments	(136)
Consolidated Adjusted EBITDA	$62,359

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); unused debt commitment fees, amendment fees and loss on extinguishment of debt; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA equals Consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for, net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF PROJECTED CONSOLIDATED ADJUSTED EBITDA TO PROJECTED CONSOLIDATED INCOME FROM CONTINUING OPERATIONS (Unaudited)
	Projected Three Months Ending June 30				Projected Twelve Months Ending December 31
	2021				2021
(In millions)	Low		High		Low		High
Consolidated income from continuing operations	$12		$17		$46		$58

Add back:

Income tax expense	6		7		26		30
Net interest	16		16		63		62
Defined benefit pension income	(4)		(4)		(14)		(14)
Depreciation and amortization	44		44		175		175

Consolidated Adjusted EBITDA	$73	(a)	$79	(a)	$295	(a)	$310	(a)
(a) Does not total due to rounding.

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); unused debt commitment fees, amendment fees and loss on extinguishment of debt; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA equals Consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for, net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended
	March 31
(In thousands)	2021	2020
Net cash used by operating activities	$(23,173)	$(11,536)
Less capital expenditures	(27,382)	(27,894)
Less expenditures for intangible assets	(68)	(58)
Plus capital expenditures for strategic ventures (a)	872	1,139
Plus total proceeds from sales of assets (b)	3,862	2,185
Plus transaction-related expenditures (c)	14,084	9,979
Free cash flow	$(31,805)	$(26,185)
(a)Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s condensed consolidated financial statements.
(b)Asset sales are a normal part of the business model, primarily for the Harsco Environmental Segment.
(c)Expenditures directly related to the Company's acquisition and divestiture transactions and costs at Corporate associated with amending the Company's existing Senior Secured Credit Facilities.

The Company's management believes that Free cash flow, which is a non-GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds and transaction-related expenditures and income taxes for planning and performance evaluation purposes. It is important to note that Free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from this measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

HARSCO CORPORATION RECONCILIATION OF PROJECTED FREE CASH FLOW TO PROJECTED NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Projected Twelve Months Ending December 31
	2021
(In millions)	Low	High
Net cash provided by operating activities	$168	$208
Less capital expenditures	(158)	(180)
Plus total proceeds from asset sales and capital expenditures for strategic ventures	8	10
Plus transaction related expenditures	17	17
Free cash flow	35	55
Add growth capital expenditures	60	60
Free cash flow before growth capital expenditures	$95	$115

The Company's management believes that Free cash flow, which is a non-GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds and transaction-related expenditures and income taxes for planning and performance evaluation purposes. It is important to note that Free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from this measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.